EXHIBIT 4.u


         THE  SECURITY  REPRESENTED  HEREBY  HAS NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.


WARRANT NO. : W-CS-7                                 RIGHT TO PURCHASE 500,000
                                                     SHARES OF COMMON STOCK OF
APRIL 29, 1997                                       DYNAGEN, INC.

VOID UNLESS EXERCISED BEFORE THE EXPIRATION DATE (AS DEFINED BELOW)


                                  DYNAGEN, INC.

                          COMMON STOCK PURCHASE WARRANT


         DYNAGEN, INC., a Delaware corporation (the "COMPANY"), hereby certifies that, in consideration of the services being performed by Kali Laboratories, Inc. ("KALI") pursuant to the Product Development Agreement dated the date hereof (the "DEVELOPMENT AGREEMENT"), Kali is entitled, subject to and in accordance with the terms set forth below, to purchase from the Company, commencing on the date hereof, at any time or from time to time before the Expiration Date, 500,000 fully paid and non-assessable shares of Common Stock, $.01 par value, of the Company, at an exercise price per share equal to $.05. Such exercise price per share as adjusted from time to time as herein provided is referred to herein as the "EXERCISE PRICE". The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein. THIS WARRANT IS EXERCISABLE IN INSTALLMENTS, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS AS SET FORTH IN SECTION 1.3 BELOW. NO PORTION OF THIS WARRANT MAY BE EXERCISED UNLESS SUCH CONDITIONS HAVE BEEN SATISFIED WITH RESPECT TO THE CONDITIONS REGARDING EXERCISABILITY.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "COMPANY" shall include DynaGen, Inc., a Delaware corporation, and any corporation which shall succeed or assume the obligations of the Company hereunder.

         (b) The term "COMMON STOCK" includes (a) the Company's Common Stock, $.01 par value per share, as authorized, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, or the conversion of promissory notes or other obligations of the Company.

         (c) The term "OTHER SECURITIES" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Sections 3 or 4 or otherwise.

         (d) The term "EXPIRATION DATE" shall mean the earlier to occur of (i) the termination of the Development Agreement at a time where (a) no shares have become exercisable pursuant to Section 1.3 below or (b) any shares that have become exercisable have been exercised by the holder of this Warrant or (ii) 5:00 p.m., Eastern Daylight Savings Time, on April 29, 2010. By way of example, to the extent the Development Agreement is terminated prior to April 29, 2010 and shares have become exercisable pursuant to Section 1.3 (but not fully exercised at the time of termination), the "Expiration Date" shall mean April 29, 2010. Furthermore, to the extent the Development Agreement is terminated prior to April 29, 2010 and no shares have become exercisable pursuant to
Section 1.3, or any shares that have become exercisable have been exercised in full, then in either case, the "Expiration Date" shall mean the date the Development Agreement is terminated.

         (e) The term "ANDA" means Abbreviated New Drug Application and the term "FDA" means the United States Food and Drug Administration.

         1.       EXERCISE OF WARRANT.

                  1.1. FULL EXERCISE. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

                  1.2. PARTIAL EXERCISE. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section
1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the

Exercise Price then in effect. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

                  1.3. CONDITIONS REGARDING EXERCISABILITY. This Warrant is exercisable only upon the satisfaction of certain conditions, and unless such conditions are satisfied, only that portion of this Warrant for which the conditions have been previously satisfied may be exercised at any time. The Warrant will vest and become exercisable in the following installments upon occurrence of the following milestones in connection with Kali's performance of its obligations pursuant to the Development Agreement:

                                                                           Number of shares to become
Milestone                                                                    vested and exercisable
---------                                                                    ----------------------
FDA approval of ANDA for Labetalol tablet, or tentative                              64,516
FDA approval pending patent expiration

FDA approval of ANDA for Promethazine suppository, or                                64,516
tentative FDA approval pending patent expiration

FDA approval of ANDA for Enalapril tablet, or tentative                              96,774
FDA approval pending patent expiration

FDA approval of ANDA for Fluoxetine capsule, or tentative                            96,774
FDA approval pending patent expiration

FDA approval of ANDA for Buspirone tablet, or tentative                              96,774
FDA approval pending patent expiration

FDA approval of ANDA for Omeprazole capsule, or tentative                            80,646
FDA approval pending patent expiration


                  1.4. CASHLESS EXERCISE FEATURE -- RIGHT TO CONVERT WARRANT INTO COMMON STOCK. (a) In addition to and without limiting the rights of the Warrantholder under the terms of this Warrant, the Warrantholder shall have the right (the "CONVERSION RIGHT") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this Section at any time or from time to time prior to its expiration, subject to the restrictions set forth in paragraph (c) hereof. In lieu of exercising this warrant for cash, the holder may elect to surrender this warrant for conversion and to receive shares of Common Stock equal to the value of this Warrant (or the portion being cancelled, surrendered and converted) by surrender of this Warrant to the Company together with notice of such election. Upon such event, the Company shall issue to the holder a number of shares of the Company's Common Stock computed by using the following formula:

                             X EQUALS Y (A MINUS B)
                                     --------------
                                           A

Where: X = The number of shares of Common Stock to be issued to the holder; Y = The number of shares of Common Stock purchasable under this Warrant;
           A = The "Fair Market Value" of one share of the Common Stock; and
           B = The Exercise Price of the Warrant (as adjusted to the date of the calculation).

         Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant, the Company shall deliver to the Warrantholder, without payment by the Warrantholder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the number computed using the above formula. Notwithstanding anything in this Section to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a value below $1,000. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall round down to the nearest whole number the total number of shares to be issued.

         (b) The Conversion Right may be exercised by the Warrantholder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Warrantholder thereby intends to exercise the Conversion Right and indicating the number of shares of Common Stock or authorized Common Stock subject to this Warrant which are being surrendered in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "CONVERSION DATE"), but not later than the Expiration Date.

         (c) For purposes of this Section, the "FAIR MARKET VALUE" of a share of Common Stock or authorized Common Stock as of the Conversion Date shall mean:

                  (i) if the Company's Common Stock is then traded on any nationally-recognized stock exchange or quoted on the Nasdaq National Market or SmallCap Market, the average of the closing sale prices for the 20 trading days preceding the Conversion Date, as reported by such exchange or system;

                  (ii) if the Company's Common Stock is then traded on the over-the-counter market, the average of the closing bid and closing asked prices for the 30 trading days preceding the Conversion Date, as reported in The Wall Street Journal or by any market maker; or

                  (iii) if quotations for the Company's Common Stock or authorized Common Stock is not readily available as set forth in (i) or (ii) above, then as determined in good faith by the Company's Board of Directors upon a review of all relevant factors, including, without limitation, the price at which shares of the Company's Common Stock or authorized Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company, which determination by the Board of Directors shall give due consideration to recent transactions involving shares of the Common Stock or authorized Common Stock, if any, revenues and earnings of the Company to the date of such determination (if any), projected revenues and earnings of the Company, the effect of the transfer restrictions to which the shares are subject under law, the absence of a public market for the Common Stock or authorized Common Stock, and such other matters as the Board of Directors deems pertinent. Such determination by the Board of Directors shall be conclusive and binding.

         2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within thirty (30) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share.

         3.       ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER.

                  3.1.  REORGANIZATION,  CONSOLIDATION OR MERGER. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or entity, or (c) transfer all or substantially all of its capital stock, properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, upon the proper and rightful exercise of this Warrant, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 4 and 5.

                  3.2. CONTINUATION OF TERMS. Upon any corporate event referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, as the case may be, and shall be binding upon the issuer of any such stock or other securities.

         4. ADJUSTMENTS FOR STOCK DIVIDENDS AND STOCK SPLITS. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock) and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock), and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise, by a fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Exercise Price in effect on the date of such exercise.

         5. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY AND RECLASSIFICATIONS. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b)  other  or  additional   stock  or  other  securities  or  property
(including   cash)   by   way   of   spin-off,    split-up,    reclassification,
recapitalization, combination of shares or similar corporate rearrangement,

other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which, in the case of Common Stock, are provided for in Section 4), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of other or additional stock and other securities and property (including cash in the cases referred to in subdivision
(b) of this Section 5) which such holder would hold on the date of such exercise if on the date of distribution of such other or additional stock or other securities and property, or on the record date fixed for determining the shareholders entitled to receive such other or additional stock or other securities and property, such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivision (b) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3 and 4.

         6.       NOTICES OF RECORD DATE.  In the event of

         (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend,  distribution  or right,  and
(ii)   the   date  on   which   any   such   reorganization,   reclassification,
recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which any such action is to be taken.

         7. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock from time to time issuable on the exercise of the Warrant; the shares of Common Stock which the holder of this Warrant shall receive upon exercise of the Warrant will be duly authorized, validly issued, fully paid and non-assessable.

         8. EXCHANGE OF WARRANT. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         9. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. WARRANTHOLDER NOT DEEMED STOCKHOLDER; RESTRICTIONS ON TRANSFER. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

         (a) No holder of this Warrant shall, as such, be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company until such holder shall have delivered formal notice to the Company of an intention to exercise this Warrant, tendered promptly the consideration required for exercise (whether cash or securities), exercised the Warrant, and been issued shares of Common Stock in accordance with the provisions hereof.

         (b) Neither this Warrant nor any shares of Common Stock purchased pursuant to this Warrant shall be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state securities laws. Therefore, the Company may require, as a condition of allowing the transfer or exchange of this Warrant or such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to the Company an opinion of counsel acceptable to the Company to the effect that such transfer or exchange may be made without registration under the Securities Act and applicable state securities laws. The certificates evidencing the shares of Common Stock issued on the exercise of the Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the Securities Act and applicable state securities laws.

         (c) This Warrant is not transferable or assignable to any party without the prior written consent of the Company, and accompanied by an opinion of counsel satisfactory to the Company that such transfer is permissible under applicable law.

         11. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by (i) first class mail, postage prepaid, (ii) electronic facsimile transmission, or (iii) express overnight courier service, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         12. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant and the shares of Common Stock underlying this Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Dated: April 29, 1997                                DYNAGEN, INC.

ATTEST:

By:    Dennis Bilodeau                               By:     Indu A. Muni
       ----------------------                                ------------------
Title: Controller                                    Title:  President
       ----------------------                                ------------------






                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)


TO DynaGen, Inc.

         The undersigned,  the holder of the within Warrant,  hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ........ shares of Common Stock of DynaGen,  Inc., a Delaware  corporation,  and herewith  makes payment of $........  therefor,  and  requests  that the  certificates  for such shares be issued in the name of, and delivered to ..............,  whose address is ................................

Dated:
                                      (Signature must conform to name of holder as specified on the face of the Warrant)


                                    (Address)

                              --------------------

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


         For  value  received,   the  undersigned  hereby  sells,  assigns,  and
transfers unto .................. the right represented by the within Warrant to purchase  .............  shares of Common  Stock of  DynaGen,  Inc.,  a Delaware
corporation,    to   which   the   within   Warrant   relates,    and   appoints
 ..........................  Attorney  to  transfer  such  right on the  books of
DynaGen, Inc., a Delaware corporation, with full power of substitution in the premises.


Dated:
                                      (Signature must conform to name of holder as specified on the face of the Warrant)


                                                            (Address)

Signed in the presence of: